Exhibit (h)6

RIF Funds of Funds

Direct Expense Cap

1/1/08-4/29/09

January 1, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

Re:	Russell Investment Funds Conservative Strategy, Moderate Strategy Fund, Balanced Strategy Fund, Growth Strategy Fund and Equity Growth Strategy Fund (the “Funds”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser to the Funds, agrees to waive, until April 29, 2009, its 0.20% advisory fee for the Funds. Russell Fund Services Company (“RFSC”), agrees, until April 29, 2009, to waive its transfer agency fees and then to reimburse each Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed the average daily net assets of the Funds on an annual basis by the following amounts:

Conservative Strategy Fund – 0.18%

Moderate Strategy Fund – 0.11%

Balanced Strategy Fund – 0.08%

Growth Strategy Fund – 0.04%

Equity Growth Strategy Fund – 0.04%

Direct Fund-level expenses for the Funds do not include the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund or extraordinary expenses.

This agreement supersedes any prior waiver or reimbursement arrangements. This agreement shall automatically renew annually for successive one-year periods unless otherwise agreed to by a vote of a majority of the Trustees, including a majority of the independent Trustees.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY	RUSSELL FUND SERVICES COMPANY

By:	By:
Greg J. Stark, President		Greg J. Stark, President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Mark E. Swanson, Treasurer

RIF Multi-Style Equity

Total Expense Cap

4/29/08 to 4/29/09

April 29, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds — Multi-Style Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser of the Fund, agrees to waive, until April 29, 2009, a portion of its 0.73% advisory fee for that Fund, up to the full amount of that fee, equal to the amount by which the Fund’s total operating expenses exceed 0.87% of the Fund’s daily net assets on an annual basis. RIMCo also agrees to reimburse the Fund for all remaining expenses (other than the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund), after fee waivers, that exceed 0.87% of average daily net assets on an annual basis.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after April 29, 2009, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Mark E. Swanson
Treasurer and Chief Accounting Officer

RIF Aggressive Equity

Total Expense Cap

4/29/08 to 4/29/09

April 29, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds — Aggressive Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser of the Fund, agrees to waive, until April 29, 2009, a portion of its 0.90% advisory fee for that Fund, up to the full amount of that fee, equal to the amount by which the Fund’s total operating expenses exceed 1.05% of the Fund’s average daily net assets on an annual basis. RIMCo also agrees to reimburse the Fund for all remaining expenses (other than the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund), after fee waivers, that exceed 1.05% of average daily net assets on an annual basis.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after April 29, 2009, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Mark E. Swanson
Treasurer and Chief Accounting Officer

RIF Non-U.S.

Total Expense Cap

4/29/08 to 4/29/09

April 29, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds — Non-U.S. Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser of the Fund , agrees to waive, until April 29, 2009, a portion of its 0.90% advisory fee for that Fund, up to the full amount of that fee, equal to the amount by which the Fund’s total operating expenses exceed 1.15% of the Fund’s average daily net assets on an annual basis. RIMCo also agrees to reimburse the Fund for all remaining expenses (other than the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund), after fee waivers, that exceed 1.15% of average daily net assets on an annual basis.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after April 29, 2009, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Mark E. Swanson
Treasurer and Chief Accounting Officer

RIF Real Estate Securities

Total Expense Cap

4/29/08 to 4/29/09

April 29, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds -- Real Estate Securities Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser of the Fund, agrees to waive, until April 29, 2009, a portion of its 0.80% advisory fee for that Fund, up to the full amount of that fee, equal to the amount by which the Fund’s total operating expenses exceed 1.10% of the Fund’s average daily net assets on an annual basis. RIMCo also agrees to reimburse the Fund for all remaining expenses (other than the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund), after fee waivers, that exceed 1.10% of average daily net assets on an annual basis.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after April 29, 2009, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Mark E. Swanson
Treasurer and Chief Accounting Officer

RIF Core Bond

Total Expense Cap

4/29/08 to 4/29/09

April 29, 2008

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds — Core Bond Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser of the Fund, agrees to waive, until April 29, 2009, a portion of its 0.55% advisory fee, up to the full amount of that fee for that Fund, equal to the amount by which the Fund’s total operating expenses exceed 0.70% of the Fund’s average daily net assets on an annual basis. RIMCo also agrees to reimburse the Fund for all remaining expenses (other than the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund), after fee waivers, that exceed 0.70% of average daily net assets on an annual basis.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after April 29, 2009, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Mark E. Swanson
Treasurer and Chief Accounting Officer